[graphic of open-winged eagle]
HMN FINANCIAL, INC.
101 NORTH BROADWAY
SPRING VALLEY, MINNESOTA
PHONE 507-346-7345
FAX 507-346-1111



NEWS RELEASE   CONTACT:  James B. Gardner,
                         Executive Vice President
                         HMN Financial, Inc. (507) 346-7345
                         FOR IMMEDIATE RELEASE


HMN FINANCIAL, INC. ANNOUNCES QUARTERLY RESULTS
-----------------------------------------------

EARNINGS SUMMARY          Three Months Ended       Six Months Ended
                               June 30,                June 30,
                         -------------------     -------------------
                            1997      1996          1997     1996
                         --------- ---------     --------- ---------
Net income             $ 1,332,220 1,533,084  $ 2,806,700 3,119,775
Primary earnings per
  common share and
  common share
  equivalent                  0.34      0.34         0.72      0.67
Return on average assets      0.95%     1.13%        1.02%     1.15%
Return on average
  common equity               6.58%     6.77%        7.00%     6.84%
Book value per share   $     19.42     17.73  $     19.42     17.73


     SPRING VALLEY, MINNESOTA, July 18, 1997. . . HMN Financial, Inc. (HMN) (NASDAQ:HMNF), the $567 million holding company for Home Federal Savings Bank (the Bank), today reported net income of $1.3 million for the second quarter of 1997, down 13.1% from $1.5 million for the second quarter of 1996. Primary earnings per share were $0.34 for both the second quarter of 1997 and 1996. Return on average assets was 0.95% and return on average equity was 6.58% for the second quarter of 1997, a decrease of 15.9% and 2.8%, respectively, from the second quarter of 1996. Book value per share was $19.42, up 9.53%, from $17.73 for the second quarter of 1996. Primary earnings per share were $0.72 for the six months ended June 30, 1997, up 7.46% from $0.67 per share for the same period in 1996. Return on average assets was 1.02% for the six months ended June 30, 1997, a decrease of 11.3% from 1.15% for the same period of 1996. Return on average equity was 7.0% for the six months ended June 30, 1997, an increase of 2.3% from the same period of 1996.

     Net income for the second quarter of 1997 decreased by $201,000, or 13.1% compared to the second quarter of 1996. The decrease in net income was principally due to a decrease of $126,000 of net interest income, a decrease of $79,000 in non-interest income and an increase of $142,000 in non-interest expense. Net income for the six-month period ended June 30, 1997 decreased by $313,000, or 10.0%, compared to the same period of 1996. The decrease was principally due to a decrease of $163,000 in net interest income, a decrease of $82,000 in non-interest income and an increase of $274,000 in non-interest expense.
                                                      more . . .

     Net interest income for the second quarter of 1997 was $3.9 million, a decrease of $126,000, or 3.2%, compared to $4.0 million for the same quarter of 1996 because average interest-earning assets increased by $8.8 million, while average interest-bearing liabilities increased by $23.9 million. The additional interest expense caused a decrease in net interest income. HMN's stock repurchase programs conducted during 1996 and 1997 have been funded by increasing interest-bearing liabilities. Net interest income for the six months ended June 30, 1997 was $7.7 million, a decrease of $163,000, or 2.1%, from $7.9 million for the same period of 1996. Average interest-earning assets increased $8.0 million, while average interest-earning liabilities increased $23.1 million which had the net impact of reducing net interest income for the six months ended in 1997 compared to the same period in 1996.

     Non-interest income for the second quarter of 1997 was $406,000, a decrease of $79,000, or 16.3%, from $485,000 for the same quarter of 1996. The decrease in non-interest income was principally due to a decrease of $155,000 in gain on the sale of securities and was partially offset by increased fee income of $19,000 and an increase in gain on the sale of loans of $62,000. Economic conditions and certain market conditions reduced the ability to sell securities at a gain during the second quarter of 1997 compared to the same period in 1996. Non-interest income for the six months ended June 30, 1997 was $1.1 million, a decrease of $82,000, or 6.9%, from $1.2 million for the same period of 1996. The decrease was principally due to a $384,000 decrease in gain on the sale of securities and was partially offset by a $37,000 increase in fee income, a $210,000 increase in gain on sale of loans, and a $55,000 increase in other income. The increased income recognized on the sale of loans is the direct result of increased mortgage banking activity. The increase in other income for the six months ended June 30, 1997 compared to the same period in 1996 was principally due to an increase in commissions earned by Osterud Insurance Agency, which is a subsidiary of the Bank.

     Non-interest expense was $2.1 million for the second quarter of 1997, an increase of $143,000, or 7.2%, from $2.0 million for the second quarter of 1996. The majority of the increase in non-interest expense between the two quarters was due to a $260,000, or 23.6%, increase in compensation and benefits and was the result of adding new employees, plus normal merit and salary increases. Besides the increase in compensation, occupancy also increased $37,000 between the two quarters. These increases were partially offset by a $156,000 decrease in federal deposit insurance premiums for the second quarter of 1997 compared to the second quarter of 1996. The decrease in premium expense is the result of the Savings Association Insurance Fund (SAIF) now being fully funded. Non-interest expense for the six months ended June 30, 1997 was $4.2 million, an increase of $274,000, or 6.9%, from $4.0 million for the six months ended June 30, 1996. The principal cause for the increase in non-interest expense between the two periods was due to a $470,000, or 21.3%, increase in compensation and benefits expense and was the result of adding new employees and normal merit and salary increases. Occupancy also increased $81,000 for the six-month period ended June 30, 1997 compared to the same period ended June 30, 1996 partially because of continued remodeling of
offices.   These increases were partially offset by a $307,000 decrease in federal deposit insurance premiums between the two periods because the SAIF insurance fund is now fully funded.

                                                               more . . .

       As previously reported through a press release dated July 1, 1997, HMN Financial, Inc. and Marshalltown Financial Corporation (NASDAQ:MFCX), the thrift holding company for Marshalltown Savings Bank, FSB, have entered into a definitive agreement to merge. Under the agreement, HMN Financial will acquire in a cash transaction valued at $25.9 million, or $17.51 per share, all outstanding shares of Marshalltown Financial's common stock. The agreement is subject to regulatory approvals, as well as approval of Marshalltown Financial's shareholders, a process that is expected to be completed by the end
of the year.   Marshalltown Savings Bank, FSB is expected to be operated as a division of Home Federal.

     HMN Financial, Inc. and Home Federal Savings Bank are headquartered in Spring Valley, MN. The Bank operates seven offices in southern Minnesota and a mortgage banking office in Eden Prairie, Minnesota.

     (Three pages of selected consolidated financial information are included with this release.)
                                    ***END***

                      HMN FINANCIAL, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                   (unaudited)

             ASSETS                    June 30,      December 31,
                                        1997            1996
                                   ------------     ------------
Cash and cash equivalents        $   11,569,823       10,583,717
Securities available for sale:
   Mortgage-backed and related
    securities
     (amortized cost $115,681,542
      and $134,474,167)             115,016,213      133,355,278
   Other marketable securities
     (amortized cost $73,350,810
      and $42,360,499)               73,860,262       42,474,810
                                   ------------     ------------
                                    188,876,475      175,830,088
                                   ------------     ------------
Securities held to maturity:
   Mortgage-backed and related
    securities
    (fair value $0 and
     $1,904,993)                              0        1,805,744
   Other marketable securities
      (fair value $0 and
       $1,000,550)                            0          999,812
                                   ------------     ------------
                                              0        2,805,556
                                   ------------     ------------

Loans held for sale                   1,205,315          739,316
Loans receivable, net               345,516,286      349,022,236
Federal Home Loan Bank stock,
 at cost                              5,939,500        5,434,000
Real estate, net                         89,287           20,610
Premises and equipment, net           4,090,908        3,581,497
Accrued interest receivable           3,762,219        3,415,152
Prepaid expenses and other assets     5,815,165        3,299,427
                                   ------------     ------------
      Total assets                 $566,864,978      554,731,599
                                   ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                           $365,385,386      362,476,944
Federal Home Loan Bank advances     114,364,305      106,078,589
Accrued interest payable              1,207,541        1,542,773
Advance payments by borrowers
 for taxes and insurance                506,268          518,911
Accrued expenses and other
 liabilities                          2,403,310        2,014,938
Due to brokers                        1,200,000                0
                                    -----------     ------------
      Total liabilities             485,066,810      472,632,155
                                    -----------     ------------
Commitments and contingencies
Stockholders' equity:
   Serial preferred stock:
    authorized 500,000 shares;
    issued and outstanding none               0                0
   Common stock ($.01 par value):
    authorized 7,000,000
    shares; issued 6,085,775
    shares                               60,858           60,858
   Additional paid-in capital        59,620,004       59,428,768
   Retained earnings, subject
    to certain restrictions          57,452,087       54,645,387
   Net unrealized loss on
    securities available for sale       (92,998)        (598,045)
   Unearned employee stock
    ownership plan shares            (4,746,400)      (4,938,520)
   Unearned compensation
    restricted stock awards            (716,965)        (793,289)
   Treasury stock, shares at cost
    1,873,939 and 1,651,615 shares  (29,778,418)     (25,705,715)
                                    ------------     ------------
      Total stockholders' equity     81,798,168       82,099,444
                                    ------------     ------------
    Total liabilities and
     stockholders' equity         $ 566,864,978      554,731,599
                                    ============     ============

                      HMN FINANCIAL, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                                   (unaudited)

                             Three Months Ended       Six Months Ended
                                   June 30,               June 30,
                             1997        1996          1997          1996
                         -----------------------   -----------------------
Interest Income:
   Loans receivable     $ 6,882,628    6,409,310    13,790,870    12,548,056
   Securities available
    for sale:
     Mortgage-backed
      and related         2,176,822    2,527,670     4,366,032     5,301,360
     Other marketable       917,067      580,897     1,502,309       985,741
   Securities held to
    maturity:
     Mortgage-backed
      and related                 0      256,754        33,400       523,777
     Other marketable             0       32,405        10,032        75,853
   Cash equivalents          87,434       62,086       169,594       165,804
   Other                    102,011       74,648       196,972       138,630
                         ----------   ----------    ----------    ----------
      Total interest
       income            10,165,962    9,943,770    20,069,209    19,739,221
                         ----------   ----------    ----------    ----------
Interest expense:
   Deposits               4,670,797    4,720,966     9,243,595     9,539,249
   Federal Home Loan
    Bank advances         1,626,510    1,227,662     3,077,910     2,289,523
                         ----------   ----------    ----------    ----------
      Total interest
       expense            6,297,307    5,948,628    12,321,505    11,828,772
                         ----------   ----------    ----------    ----------
         Net interest
          income          3,868,655    3,995,142     7,747,704     7,910,449
Provision for loan
 losses                      75,000       75,000       150,000       150,000
                         ----------   ----------    ----------    ----------
         Net interest
         income after
         provision
         for loan losses  3,793,655    3,920,142     7,597,704     7,760,449
                         ----------   ----------    -----------   ----------
Non-interest income:
   Fees and service
    charges                 100,445       81,855       196,857       159,371
   Securities gains,
    net                     113,695      268,487       384,612       769,037
   Gain on sales of
    loans                    63,614        1,135       217,064         7,084
   Other                    128,042      133,533       305,557       250,922
                         ----------   ----------    ----------    ----------
      Total non-interest
       income               405,796      485,010     1,104,090     1,186,414
                         ----------   ----------    ----------    ----------
Non-interest expense:
   Compensation and
    benefits              1,358,859    1,099,123     2,674,846     2,205,118
   Occupancy                232,451      195,363       473,598       392,145
   Federal deposit
    insurance premiums       58,924      214,864       117,901       424,656
   Advertising               73,658       79,354       151,795       152,039
   Data processing          118,803      120,743       243,332       249,196
   Provision for real
    estate losses             1,000            0         3,000             0
   Other                    283,260      274,789       576,925       543,902
                         ----------   ----------    ----------    ----------
      Total non-interest
       expense            2,126,955    1,984,236     4,241,397     3,967,056
                         ----------   ----------    ----------    ----------
      Income before
       income tax expense 2,072,496    2,420,916     4,460,397     4,979,807
Income tax expense          740,276      887,832     1,653,697     1,860,032
                         ----------   ----------    ----------    ----------
      Net income        $ 1,332,220    1,533,084     2,806,700     3,119,775
                         ==========   ==========    ==========    ==========
Primary earnings per
  common share and
  common share
  equivalents           $      0.34         0.34          0.72          0.67
                         ==========   ==========    ==========    ==========
Fully diluted earnings
 per common share and
 common share equivalents      0.34         0.33          0.71          0.66
                         ==========   ==========    ==========    ==========

                     HMN FINANCIAL, INC. AND SUBSIDIARIES
                  Selected Consolidated Financial Information
                                  (unaudited)

                               Three Months Ended       Six Months Ended
Selected Financial Data:       June 30,   June 30,     June 30,    June 30,
(dollars in thousands,          1997        1996         1997       1996
 except per share data)        -------------------     --------------------
I. OPERATING DATA:
    Interest income           $  10,166      9,944       20,069      19,739
    Interest expense              6,297      5,949       12,321      11,829
    Net interest income           3,869      3,995        7,748       7,910

II. AVERAGE BALANCES:
    Assets <1>                  561,583    547,513      555,687     543,787
    Loans receivable, net       344,345    320,832      344,633     315,979
    Mortgage-backed and
     related securities <1>     126,450    166,897      129,009     170,292
    Interest earnings assets<1> 547,734    538,911      542,859     534,822
    Interest bearing
     liabilities                474,562    450,704      469,204     446,148
    Equity <1><2>                81,149     91,082       80,843      91,697

III.PERFORMANCE RATIOS: <1>
    Return on average assets
     (annualized)                  0.95%      1.13%        1.02%       1.15%
    Interest rate spread
     information:
      Average during period        2.12       2.11         2.16        2.09
      End of period                2.21       2.23         2.21        2.23
    Net interest margin            2.83       2.98         2.88        2.97
    Ratio of operating expense
     to average total assets
     (annualized)                  1.52       1.46         1.54        1.47
    Return on average equity
     (annualized)                  6.58       6.77         7.00        6.84
    Efficiency                    49.76      44.29        47.92       43.61



                                 June 30,    Dec 31,     June 30,
                                  1997        1996         1996
                                ---------------------------------
IV.ASSET QUALITY:
    Total non-performing assets $   466        361          523
    Non-performing assets to
     total assets                  0.08%      0.07%        0.09%
    Non-performing loans to
     total loans receivable, net   0.11       0.10         0.11
    Allowance for loan losses   $ 2,479      2,341        2,339
    Allowance for loan losses
     to total assets               0.44%      0.42%        0.42%
    Allowance for loan losses
     to total loans receivable,
     net                           0.72       0.67          0.71
    Allowance for loan losses
     to non-performing loans     663.67     691.84        668.75

V. BOOK VALUE PER SHARE:
    Book value per share
     excluding net unrealized
     loss on securities
     available for sale         $ 19.44      18.65         18.19
    Book value per share          19.42      18.52         17.73


                                    Six                     Six
                                   Months      Year        Months
                                   Ended       Ended         Ended
                                  June 30,    Dec 31,      June 30,
                                    1997       1996          1996
                               -------------------------------------
VI. CAPITAL RATIOS
    Stockholders' equity to
      total assets, at end
      of period                   14.43%      14.80%        15.72%
    Average stockholders'
     equity to average
     assets <1><2>                14.55       16.12         16.86
    Ratio of average interest
    -earning assets to
     average interest-bearing
     liabilities<1>              119.88      118.87        119.69


VII. EMPLOYEE DATA:               June 30,    Dec 31,     June 30,
                                   1997        1996        1996
                                ----------------------------------
    Number of employees            116          110         100

<FN1> Average balances were calculated based upon amortized cost without the market value impact of SFAS 115.
<FN2> Average equity and average equity/average asset ratio decreasing due in part by a repurchase of 489,060 shares of common stock in the second half of 1996 and and additional repurchase of 224,334 shares of common stock in the first half of 1997.